Exhibit 10.1

Executed Version

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of July 20, 2020, by and among Xometry, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor,” that is or becomes a party to this Agreement in accordance with Section 6.9 hereof.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess information rights, rights of first offer, and other rights pursuant to a Sixth Amended and Restated Investors’ Rights Agreement dated as of May 2, 2019, between the Company and the Existing Investors (the “Prior Agreement”);

WHEREAS, concurrently with the execution of this Agreement, the Company and certain of the Investors are entering into a Series E Preferred Stock Purchase Agreement dated of even date herewith (the “Purchase Agreement”), providing for the sale of shares of Series E Preferred Stock; and

WHEREAS, in connection with the execution of the Purchase Agreement, the Company and the Existing Investors holding a majority of the Registrable Securities currently outstanding, including a majority in interest of the Company’s Series Seed-1 Preferred Stock, Series Seed-2 Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock currently outstanding, desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE, the Company and the Existing Investors agree that the Prior Agreement shall be amended and restated, and the parties to this Agreement agree, as follows:

1.    Definitions. For purposes of this Agreement:

1.1     “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. “Affiliate” means, in addition to the foregoing (i) with respect to T. Rowe Price, any T. Rowe Price Investor, (ii) with respect to any T. Rowe Price Investor, T. Rowe Price or any other T. Rowe Price Investor, and (iii) with respect to T. Rowe Price or any T. Rowe Price Investor, any fund or account now or hereafter existing that is managed by, governed by or advised or sub-advised by T. Rowe Price or any Affiliate thereof.

1.2    “Board” means the Company’s Board of Directors.

1.3    “Common Stock” means shares of the Company’s common stock, par value $0.000001 per share.

1.4    “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.5    “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.6    “Durable” means Durable Capital Master Fund LP.

1.7    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8    “Excluded Registration” means: (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.9    “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11    “Founders” means Randy Altschuler and Laurence Zuriff.

1.12    “GAAP” means generally accepted accounting principles in the United States.

1.13    “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.14    “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.15    “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.16    “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.17    “Major Investor” means (i) any Investor that, individually or together with such Investor’s Affiliates, holds at least 300,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), (ii) any T. Rowe Price Investor without regard to the number of shares of Registrable Securities held thereby, and (iii) Durable without regard to the number of shares of Registrable Securities held thereby.

1.18    “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.19    “Person” means any individual, corporation, partnership, trust, limited liability company, association, or other entity.

1.20    “Preferred Directors” means, collectively, the Series A-1 Director, the Series B Director, the Series C Director and the Series D Director.

1.21    “Preferred Stock” means, collectively, the Series Seed-1 Preferred Stock, the Series Seed-2 Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

1.22    “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, and any other shares of Common Stock, in each case held by the Investors; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.23    “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.24    “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.25    “SEC” means the Securities and Exchange Commission.

1.26    “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.27    “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.28    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.29    “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.30    “Series Seed-1 Preferred Stock” means shares of the Company’s Series Seed-1 Convertible Preferred Stock, par value $0.000001 per share.

1.31    “Series Seed-2 Preferred Stock” means shares of the Company’s Series Seed-2 Convertible Preferred Stock, par value $0.000001 per share.

1.32    “Series A-1 Director” means any director of the Company that the holders of record of the Series A-1 Preferred Stock are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation.

1.33    “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.000001 per share.

1.34    “Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Convertible Preferred Stock, par value $0.000001 per share.

1.35    “Series B Director” means any director of the Company that the holders of record of the Series B Preferred Stock are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation.

1.36    “Series B Preferred Stock” means shares of the Company’s Series B Convertible Preferred Stock, par value $0.000001 per share.

1.37    “Series C Director” means any director of the Company that the holders of record of the Series C Preferred Stock are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation.

1.38    “Series C Preferred Stock” means shares of the Company’s Series C Convertible Preferred Stock, par value $0.000001 per share.

1.39    “Series D Director” means any director of the Company that the holders of record of the Series D Preferred Stock are entitled to elect pursuant to the Company’s Amended and Restated Certificate of Incorporation.

1.40    “Series D Preferred Stock” means shares of the Company’s Series D Convertible Preferred Stock, par value $0.000001 per share.

1.41    “Series E Preferred Stock” means shares of the Company’s Series E Convertible Preferred Stock, par value $0.000001 per share.

1.42    “T. Rowe Price” means T. Rowe Price Associates, Inc.

1.43    “T. Rowe Price Investors” means, collectively, the Investors or Additional Purchasers that are advisory funds and accounts advised or sub-advised by T. Rowe Price or one of its Affiliates.

2.    Registration Rights. The Company covenants and agrees as follows:

2.1    Demand Registration.

(a)    Form S-1 Demand. If at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least forty percent (40%) of the Registrable Securities then outstanding if the anticipated aggregate offering price, net of Selling Expenses, would exceed $5 million, then the Company shall (A) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (B) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, use its best efforts to file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(b)    Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45)

days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c)    Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period.

(d)    The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) if the Company has effected two registrations pursuant to Subsection 2.1(a); (iii) if the Company has effected three registration statements pursuant to Subsection 2.1(b); or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(c).

2.2    Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3    Underwriting Requirements.

(a)    If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b)    In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering; or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4    Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration;

(b)    prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)    furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)    use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)    in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)    use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)    provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)    promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)    notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6    Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or 2.1(b), as the case may be; provided, further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to two registrations pursuant to Subsection 2.1(a) or to three registrations subject to Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7    Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8    Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)    To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)    Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d)    To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (i) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)    Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)    Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9    Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)    make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10    Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11    “Market Stand off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company obtains a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements. Notwithstanding the foregoing, in the event that the Company and/or the underwriters in connection with the IPO agree to allow any security holder to hold its securities of the Company subject to lock-up restrictions which are more favorable to such security holder than the lock-up restrictions applicable to the Registrable Securities purchased by a T. Rowe Price Investor or Durable under the Purchase Agreement, the lock-up restrictions applicable to such Registrable Securities held by any such T. Rowe Price Investor and Durable will be automatically amended to conform to the more favorable lock-up restrictions applicable to the shares held by such securityholder. The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its IPO or in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144.

2.12    Restrictions on Transfer.

(a)    The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Subsection 2.12 or otherwise in this Agreement and, if applicable to such holder of Preferred Stock, Section 3 of the Company’s Seventh Amended and Restated Right of First Refusal and Co-Sale Agreement (“ROFR Agreement”) dated of even date herewith, which conditions are intended to ensure compliance with the provisions of the Securities Act. Subject to compliance with Subsection 2.12(c) below and the right of first refusal set forth in Section 2 of the ROFR Agreement, a Holder may sell, pledge, or otherwise transfer his, her, or its shares of Preferred Stock to a transferee who, after such transfer, holds at least 100,000 shares of Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations); provided that no such threshold shall be required for a transfer to an Affiliate pursuant to Section 6.1(i). A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)    Each certificate or instrument representing (i) the Preferred Stock; (ii) the Registrable Securities; and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c)    The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a)    the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation;

(b)    such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a ninety (90) day period without registration; and

(c)    the fifth (5th) anniversary of the IPO.

3.    Information and Observer Rights.

3.1    Delivery of Financial Statements. The Company shall deliver to each Major Investor, as the case may be, (provided that the Board has not reasonably determined that such Major Investor is a competitor of the Company; provided further that neither BMW i Ventures Fund SCS, SICAV RAIF (“i Ventures”), Durable, nor any T. Rowe Price Investor shall be deemed to be a competitor of the Company for any purpose under this Agreement:

(a)    as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)     as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, (i) an unaudited balance sheet as of the end of such year, (ii) unaudited statements of income and of cash flows for such year, and (iii) an unaudited statement of stockholders’ equity as of the end of such year;

(c)    as soon as practicable, but in any event within thirty (30) days after the end of each calendar month, an unaudited income statement and statement of cash flows for such month, an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, a headcount of the Company’s employees, contractors and consultants and a comparison to such Budget for such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)    as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board and prepared on a monthly basis, including balance sheets, income statements, statements of cash flow and profit and loss statements for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e)    such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1(e) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

In addition to, and not in lieu of, the foregoing, the Company shall deliver to each T. Rowe Price Investor and Durable, as applicable:

(A)    as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, (i) an unaudited balance sheet as of the end of such quarter, (ii) unaudited statements of income and of cash flows for such quarter, and (iii) an unaudited statement of stockholders’ equity as of the end of such quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(B)    included with, or accompanying, each of the financial statements to be delivered pursuant to Sections 3.1(a), 3.1(b) and 3.1(A), (i) a then current detailed capitalization table of the Company showing the outstanding and fully diluted capitalization of the Company, and (ii) operating metrics reasonably requested by T. Rowe Price Investors or Durable, as applicable;

(C)    promptly upon the request of (i) any T. Rowe Price Investor, a then current detailed capitalization table of the Company showing the outstanding and fully diluted capitalization of the Company, including the number, class and series of shares in the Company held by such T. Rowe Price Investor or (ii) Durable, a then current detailed capitalization table of the Company showing the outstanding and fully diluted capitalization of the Company, including the number, class and series of shares in the Company held by Durable;

(D)    contemporaneous, and to the extent practicable prior, notice of stock splits, dividends, distributions, recapitalizations, equity reclassifications and other similar events of the Company;

(E)    on or prior to the effectiveness date of the registration statement filed by the Company in connection with its IPO, upon the request of any T. Rowe Price Investor or Durable, (i) written confirmation of its holdings on an as-converted basis and (ii) a personal contact at Company’s transfer agent to assist with custody and audit requests and confirm holdings and provide statements;

(F)    prompt responses, and the Company shall use its commercially reasonable efforts to cause its transfer agent to promptly respond, to reasonable requests for information made by (i) any T. Rowe Price Investor relating to (A) accounting or securities law matters required in connection with such T. Rowe Price Investor’s audit or (B) the actual holdings of such T. Rowe Price Investor, including in relation to the total outstanding shares of the Company; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation or other legal obligation of the Company or (ii) Durable relating to (A) accounting or securities law matters required in connection with Durable’s audit or (B) the actual holdings of Durable, including in relation to the total outstanding shares of the Company; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation or other legal obligation of the Company.

3.2    Material Non-Public Information. The Company understands and acknowledges that in the regular course of their business, the T. Rowe Price Investors and Durable may invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that before providing material non-public information about a Public Company (“Public Company Information”) to (i) T. Rowe Price or any T. Rowe Price Investor, the Company will provide prior written notice to Ryan Nolan, Vice President, at ryan_nolan@troweprice.com (or in his absence to Ellen York, Legal Counsel, at ellen_york@troweprice.com) describing such information in reasonable detail or (ii) Durable, the Company will provide prior written notice to Julie Jack, General Counsel, at julie@durablecap.com describing such information in reasonable detail. The Company shall not disclose Public Company Information to either (i) T. Rowe Price or any T. Rowe Price Investor without written authorization from T. Rowe Price’s compliance personnel or (ii) Durable without written authorization from Durable’s compliance personnel; provided, however, that, the Company will be permitted to disclose agreements entered into with Public Companies in the ordinary course of business, such as routine customer, supplier, advertising and publishing agreements without such written authorization.

3.3    Inspection. The Company shall permit each Major Investor (provided that the Board has not reasonably determined that such Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by such Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.3 to provide access to any information that it reasonably and in good faith considered to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.4    Observer Rights.

(a)    As long as Highland Capital Partners 9 Limited Partnership, Highland Capital Partners 9-B Limited Partnership, Highland Entrepreneurs’ Fund 9 Limited Partnership and/or their affiliates (collectively, “Highland Capital Partners”) owns shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of Highland Capital Partners to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided, except that such representative may provide such information to Highland Capital Partners for purposes of monitoring its investment in the Company; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, upon advice of counsel to the Company, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest.

(b)    As long as i Ventures and/or its affiliates owns shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of i Ventures to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided, except that such representative may provide such information to i Ventures for purposes of monitoring its investment in the Company; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, upon advice of counsel to the Company, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest.

(c)    As long as Almaz Capital Fund II, L.P. (“Almaz”) and/or its affiliates owns shares of Series C Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of Almaz to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided, except that such representative may provide such information to Almaz for purposes of monitoring its investment in the Company; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, upon advice of counsel to the Company, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest.

(d)    As long as any T. Rowe Price Investor owns shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of T. Rowe Price to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors (including with respect to all committees, including executive sessions); provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided, except that such representative may provide such information to the T. Rowe Price Investors for purposes of monitoring their investment in the Company; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, upon advice of counsel to the Company, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest.

(e)    As long as Durable owns shares of Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall invite a representative of Durable to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors (including with respect to all committees, including executive sessions); provided, however, that such representative shall agree to hold in confidence and trust with respect to all information so provided, except that such representative may provide such information to Durable for purposes of monitoring their investment in the Company; and provided further that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if, upon advice of counsel to the Company, access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets or a conflict of interest.

3.5    Publicity. The Company shall not use the name or trademarks of (i) T. Rowe Price or any T. Rowe Price Investors or their Affiliates, including the issuance of any press release relating to the sale of the shares of the Company’s capital stock that identifies T. Rowe Price or any T. Rowe Price Investors or their Affiliates, without the prior review and written consent of T. Rowe Price or such T. Rowe Price Investor or (ii) Durable or its Affiliates, including the issuance of any press release relating to the sale of the shares of the Company’s capital stock that identifies Durable or their Affiliates, without the prior review and written consent of Durable.

3.6    Termination of Information and Observer Rights. The covenants set forth in Subsections 3.1 (other than Subsections 3.1(E) and 3.1(F)), 3.3 and 3.4 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii)

when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, pursuant to which, with respect to the T. Rowe Price Investors and Durable, such Investors receive proceeds solely in the form of cash and/or marketable securities, whichever event occurs first.

3.7    Confidentiality.

a)    Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.7 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (iii) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Major Investor may disclose confidential information (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (y) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Major Investor in the ordinary course of business, provided that such Major Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (z) as may otherwise be required by law, provided that such Major Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

b)    Notwithstanding the foregoing or anything to the contrary herein, T. Rowe Price, each T. Rowe Price Investor, and Durable may disclose any confidential information to any of their respective Affiliates (or any partner, employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”). Furthermore, nothing contained herein shall prevent T. Rowe Price or any T. Rowe Price Investor, Durable, or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that T. Rowe Price, such T. Rowe Price Investor, Durable or Permitted Disclosee does not, except as permitted in accordance with this Section 3.7, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order. For the sake of clarity, nothing contained in this Section 3.7 shall in any way restrict or impair the obligations of T. Rowe Price or Durable to report the investment of its advisory clients in the Company (including its internal valuations thereof) in accordance with applicable laws and regulations, without any requirement of prior notice to the Company. Without limiting the foregoing, the Company understands that T. Rowe Price and Durable are subject to examination by the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc., and that in examining T. Rowe Price and Durable, such organizations have the right to see all documents and records of T. Rowe Price and Durable, as applicable. The Company consents to disclosures made to those organizations and such other similar regulatory bodies in their routine exercise of regulatory authority over T. Rowe Price and Durable without having to comply with the notice provisions of any confidentiality obligation so long as the Company is not the target of such examination.

4.    Rights to Future Stock Issuances.

4.1    Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. Each Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)    The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities; (ii) the number of such New Securities to be offered; and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that (i) the Common Stock issued and held and (ii) the Common Stock issuable (directly or indirectly) upon conversion and/or exercise as applicable of the Preferred Stock and any other Derivative Securities then held by such Major Investor, bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities) (such amount, the Major Investor’s “Pro Rata Amount”). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Major Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Major Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Major Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by all Fully Exercising Major Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of one hundred twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer

Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d)    The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Amended and Restated Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO and (iii) the issuance of shares of Preferred Stock pursuant to the Purchase Agreement.

4.2    Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, whichever event occurs first.

5.    Additional Covenants.

5.1    Use of Proceeds. The proceeds from the Company’s sale of Series E Preferred Stock pursuant to the Purchase Agreement shall be used by the Company for general working capital expenses consistent with financial budgets approved by the Board.

5.2    Insurance. The Company shall use its commercially reasonable efforts to maintain from financially sound and reputable insurers (i) Directors and Officers liability insurance in an amount, with a carrier, and on terms and conditions satisfactory to the Board, (ii) term “key-person” insurance on Randy Altschuler in the amount of $2,000,000 and on terms and conditions satisfactory to the Board, (iii) fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow the Company to replace any of its properties that might be damaged or destroyed and on terms and conditions satisfactory to the Board, and (iv) errors and omissions insurance in an amount, with a carrier, and on terms and conditions satisfactory to the Board. In each case, the Company will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board (including at least two of the Preferred Directors) determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and no policy described in this Section 5.2 shall be cancelable by the Company without prior approval by the Board (including at least two of the Preferred Directors).

5.3    Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each of the Founders, and will use reasonable efforts to cause key employees designated by the Investors, to enter into a one (1) year noncompetition and nonsolicitation agreement, all such agreements to be in substantially the form as delivered to counsel for the Investors. The Company shall use reasonable efforts to cause each key employee designated by the Investors to enter into one (1) year noncompetition and nonsolicitation agreement, such agreement to be in substantially the form as delivered to counsel for the Investors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of at least two of the Preferred Directors.

5.4    Employee Stock. Unless otherwise approved by the Board, including at least two of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a forty eight (48) month period, with twenty five percent (25%) vesting on the one (1) year anniversary of the vesting commencement date and the remainder vesting in equal monthly installments over thirty six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. Without the prior approval by the Board (including at least two of the Preferred Directors), the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such alteration would cause it to be inconsistent with this Subsection 5.4. In addition, unless otherwise approved by the Board, including at least two of the Preferred Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. Moreover, the Company shall cause each employee or consultant exercising an option, as a condition to such exercise, to become a party to the ROFR Agreement and the Company’s Amended and Restated Voting Agreement, dated even with the date herewith, in each case as a Key Holder thereunder.

5.5    Tax Withholdings. The Company shall notify each non-U.S. Investor of any withholding tax applicable to dividend, interest or other payments made to such Investor and the Company shall pay over and remit such withholding taxes, if any, to the applicable governmental authority. The Company shall promptly furnish to such non-U.S. Investor a receipt evidencing each such withholding tax payment in a form sufficient to enable such Investor to obtain any tax credit to which it may be entitled under the laws of its country of incorporation. In advance of any such payments by the Company, in order for a withholding tax rate, other than the standard U.S. thirty percent (30%) rate, to apply, the non-U.S. Investors, as applicable, will provide to the Company a completed U.S. Form W-8, or any future form issued by the U.S. Department of Treasury that serves a similar purpose, to support a reduced rate of U.S. tax withholding as a resident of a foreign country with which the United States has an income tax treaty. Upon the expiration of the Form W-8, or any future form issued by the U.S. Department of Treasury that serves a similar purpose, the Investors, as applicable, will provide a new Form W-8, or any future form issued by the U.S. Department of Treasury that serves a similar purpose, to the Company as required under applicable law and regulations.

5.6    Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Amended and Restated Certificate of Incorporation, or elsewhere, as the case may be.

5.7    Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Amended and Restated Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company. The Fund Directors and the Fund Indemnitors are intended third party beneficiaries of this Subsection 5.7 and shall have the right, power and authority to enforce the provisions of this Subsection 5.7 as though they were a party to this Agreement.

5.8    Board Matters. The Board shall meet at least six (6) times per calendar year in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket expenses for meals, travel and lodging (consistent with the Company’s policies) in connection with the performance of their duties. Each of the Preferred Directors shall be entitled in such person’s discretion to be a member of any Board committee.

5.9    Right to Conduct Activities. The Company hereby agrees and acknowledges that Almaz, i Ventures, Highland Capital, Foundry Group Next 2018, L.P. (“Foundry Group”) and Greenspring Opportunities V, L.P., Greenspring Opportunities V-D, L.P., Greenspring Global Partners IX-A, L.P. Greenspring Global Partners IX-C, L.P. (collectively, “Greenspring”), the T. Rowe Price Investors, and Durable (together with their respective Affiliates) are professional investment organizations, and as such review the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, neither Almaz, i Ventures, Highland Capital, Foundry Group, the T. Rowe Price Investors, Durable, nor Greenspring (together with their respective Affiliates) shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by Almaz, i Ventures, Highland Capital, Foundry Group, Greenspring, the T. Rowe Price Investors, or Durable (or their respective Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of Almaz, i Ventures, Highland Capital, Foundry Group, Greenspring, the T. Rowe Price Investors, or Durable (or their respective Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.10    Status as a Corporation. For U.S. federal (and applicable state and local) income tax purposes, (a) the Company is taxable as a domestic corporation and (b) any successor of the Company (including any entity which issues equity to Investors in exchange for capital stock of the Company as a result of a restructuring, merger or otherwise) shall be taxable as a domestic corporation.

5.11    Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.6 and 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO; (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act; or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, whichever event occurs first.

6.    Miscellaneous.

6.1    Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); or (iv) acquires all of the Registrable Securities of such Holder; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4    Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address and/or e-mail address as set forth on the signature page or Schedule A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Cooley LLP, 1299 Pennsylvania Avenue NW, Washington, DC 20004, Attn: Mike Lincoln and Derek Colla, Esq., if notice is given to Highland Capital Partners, a copy (which shall not constitute notice) shall also be sent to Morse, Barnes-Brown & Pendleton, PC, 3rd Avenue, 4th Floor, Waltham, MA 02451, Attn: Michael R. Jabbawy, if notice is given to i Ventures, a copy (which shall not constitute notice) shall also be sent to Wilson Sonsini Goodrich & Rosati PC, 139 Townsend Street, Suite 150, San Francisco, CA 94107, Attn: Rebecca DeGraw, Esq., if notice is given to Foundry Group, a copy (which shall not constitute notice) shall also be sent to Koenig, Oelsner, Taylor, Schoenfeld & Gaddis PC, 999 18th Street, Suite 1740, Denver, CO 80202, Attn: Kevin Gibson, if notice is given to Greenspring, a copy (which shall not constitute notice) shall also be sent to Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 901 K Street, N.W., Suite 900, Washington, D.C. 20001, Attn: Kevin M. Robertson and if notice is given to the T. Rowe Price Investors or Durable, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, 1900 N Street NW, Washington D.C. 20036, Attn: James Hutchinson; Cameron Contizano.

6.6    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided, however, that any amendment, modification, termination or change to this Agreement that adversely affects any rights or obligations of a Holder or Holders of Securities in a manner different from the rights of other Holders, or in a manner that is disproportionate to the adverse effects on other Holders of the same class or series of stock of the Company held by such Holder, may not be made without the written consent of such Holder or a majority of such Holders, provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived (i) with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion, (ii) with respect to Section 3.4(a), without the written consent of Highland Capital Partners, (iii) with respect to Section 3.4(c), without the written consent of i Ventures, (iv) with respect to Section 3.4(d), without the written consent of Almaz, (v) with respect to Section 2.11, Section 3.1, Section 3.2, Section 3.4(d), Section 3.5, Section 3.6(iii), Section 3.7(b), Section 5.9 (as such section relates to the T. Rowe Price Investors), Section 5.10 and Section 6.6(v) without the written consent of T. Rowe Price Investors and (vi) with respect to Section 2.11, Section 3.1, Section 3.2, Section 3.4(e), Section 3.5, Section 3.6(iii), Section 3.7(b), Section 5.9 (as such section relates to the Durable), Section 5.10 and Section 6.6(vi) without the written consent of Durable. Notwithstanding the foregoing, if any amendment of the definition of Major Investor would cause a Major Investor to no longer qualify as a Major Investor, then the amendment shall require the consent of such Major Investor. Notwithstanding the foregoing, if the rights of a Fund Investor (as defined below) under Section 4 with respect to an offering of New Securities are waived without the consent of such Fund Investor, and any Major Investor actually purchases any New Securities in any such offering, then each Fund Investor who did not consent to such waiver shall be permitted to participate in such offering on a pro rata basis (based on the level of participation of the Major Investor purchasing the largest portion of such Major Investor’s pro rata share, capped at 100%), in accordance with the other provisions (including notice and election periods) set forth in Section 4. The preceding sentence may not be amended in a way that is adverse to any Fund Investor or waived without the consent of each Fund Investor. “Fund Investor” means T. Rowe Price Investors, Durable, Highland Capital Partners, i Ventures, Foundry Group, Almaz and Greenspring. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7    Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8    Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates or Immediate Family Members shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons or Immediate Family Members may apportion such rights as among themselves in any manner they deem appropriate.

6.9    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10    Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.11    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action, or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS

(INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12    Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13    Effect on Previous Agreement. Upon the execution and delivery of this Agreement by the Company and each holder of Registrable Securities required to amend the Prior Agreement pursuant to Section 6.6 thereof, the Prior Agreement automatically shall terminate and be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement. Upon such execution and delivery of this Agreement by the Company and each holder of Registrable Securities required to amend the Prior Agreement pursuant to Section 6.6 thereof, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

6.14    Third Party Beneficiary. T. Rowe Price is a third party beneficiary of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

XOMETRY, INC.

By:	/s/ Randy Altschuler
Name:	Randy Altschuler
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

T. ROWE PRICE NEW HORIZONS FUND, INC.
T. ROWE PRICE NEW HORIZONS TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President, Senior Legal Counsel

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: [*****]
Phone: [*****]
E-mail: [*****]

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. ROWE PRICE SMALL-CAP STOCK FUND, INC.
T. ROWE PRICE INSTITUTIONAL SMALL-CAP STOCK FUND
T. ROWE PRICE SPECTRUM CONSERVATIVE ALLOCATION FUND
T. ROWE PRICE SPECTRUM MODERATE ALLOCATION FUND
T. ROWE PRICE SPECTRUM MODERATE GROWTH ALLOCATION FUND
T. ROWE PRICE MODERATE ALLOCATION PORTFOLIO
U.S. SMALL-CAP STOCK TRUST
VALIC COMPANY I - SMALL CAP FUND
TD MUTUAL FUNDS - TD U.S. SMALL-CAP EQUITY FUND
T. ROWE PRICE U.S. SMALL-CAP CORE EQUITY TRUST
MINNESOTA LIFE INSURANCE COMPANY
COSTCO 401(K) RETIREMENT PLAN
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President, Senior Legal Counsel

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: [*****]
Phone: [*****]
E-mail: [*****]

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Preferred Stock Purchase Agreement as of the date first above written.

INVESTOR:

T. ROWE PRICE SMALL-CAP VALUE FUND, INC.
T. ROWE PRICE U.S. SMALL-CAP VALUE EQUITY TRUST
T. ROWE PRICE U.S. EQUITIES TRUST
MASSMUTUAL SELECT FUNDS - MASSMUTUAL SELECT T. ROWE PRICE SMALL AND MID CAP BLEND FUND
Each account, severally not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name:	Andrew Baek
Title:	Vice President, Senior Legal Counsel

T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn.: [*****]
Phone: [*****]
E-mail: [*****]

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DURABLE CAPITAL MASTER FUND LP
By: Durable Capital Associates LLC, its general partner

By:	/s/ Michael Blandino
Name:	Michael Blandino
Title:	Authorized Person

Address:	c/o Durable Capital
5425 Wisconsin Avenue, Suite 802
Chevy Chase, MD 20815
Attn: [*****]

Email:	[*****]

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Meridian Growth Fund

By:	its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ David Corkins
	Name:	David Corkins
	Title:	Managing Member

Meridian Small Cap Growth Fund

By:	its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ David Corkins
	Name:	David Corkins
	Title:	Managing Member

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GREENSPRING OPPORTUNITIES V, L.P.

By: Greenspring Opportunities General Partner V, L.P., its general partner

By:	Greenspring Opportunities GP V, LLC, its general partner

By:	Greenspring Associates, Inc., its sole member

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

GREENSPRING OPPORTUNITIES V-D, L.P.

By: Greenspring Opportunities General Partner V, L.P., its general partner

By:	Greenspring Opportunities GP V, LLC, its general partner

By:	Greenspring Associates, Inc., its sole member

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

GREENSPRING GLOBAL PARTNERS IX-A, L.P.

By:	Greenspring General Partner IX, L.P., its General Partner
By:	Greenspring GP IX, LLC. its General Partner

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

GREENSPRING GLOBAL PARTNERS IX-C, L.P.

By:	Greenspring General Partner IX, L.P., its General Partner
By:	Greenspring GP IX, LLC. its General Partner

	By:	/s/ Eric Thompson
Name: Eric Thompson
Title: Chief Operating Officer

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FOUNDRY GROUP NEXT 2018, L.P.

By: FG NEXT GP 2018, LLC
Its General Partner

By:	/s/ Seth Levine
Name:	Seth Levine
Title:	Managing Director

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ALMAZ CAPITAL FUND II, L.P.

By: Almaz Capital Partners II LTD.
Its: General Partner

By:	/s/ Ross Hangebrauck
Name:	Ross Hangebrauck
Title:	Director

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

BMW I VENTURES SCS, SICAV RAIF, duly represented by BMW i Ventures, Inc., itself duly represented by Baris Guzel and Ulrich Quay

By:	/s/ Baris Guzel
Name:	Baris Guzel
Title:	Principal

By:	/s/ Ulrich Quay
Name:	Ulrich Quay
Title:	President

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

HIGHLAND CAPITAL PARTNERS 9 LIMITED PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Jessica Healey
Authorized Manager

HIGHLAND CAPITAL PARTNERS 9-B LIMITED PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Jessica Healey
Authorized Manager

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

HIGHLAND ENTREPRENEURS’ FUND 9 LIMITED PARTNERSHIP

By: Highland Management Partners 9 Limited Partnership, its General Partner

By:	Highland Management Partners 9, LLC,
its General Partner

By:	/s/ Jessica Healey
Authorized Manager

HIGHLAND CAPITAL LEADERS FUND I, L.P.

By: Highland Leaders Fund I, GP, L.P. Its General Partner

By: Highland Leaders Fund I GP, LLC its General Partner

By:	/s/ Jessica Healey
Authorized Manager

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

DELL TECHNOLOGIES CAPITAL, LLC

By:	/s/ Robert Potts
Name:	Robert Potts
Title:	Senior Vice President and Assistant Secretary

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Randy Altschuler
RANDY ALTSCHULER

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

/s/ Cheryl Altschuler
CHERYL ALTSCHULER

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Seventh Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ZFI CAPITAL, LP

By:	/s/ Laurence Zuriff
Name:	Laurence Zuriff
Title:	General Partner

[SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

Investors

[*****]